Exhibit 10.3

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 7, 2014

to

INDENTURE

Dated as of January 20, 2000

between

UNIVERSAL HEALTH SERVICES, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

The THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 7, 2014, is entered into by and between UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee (herein called the “Trustee”) for the Holders of Company’s 7.125% Senior Notes due 2016 (the “Securities”) issued under the Indenture (as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in such Indenture, unless otherwise specified.

W I T N E S S E T H

WHEREAS, the Company entered into that certain Indenture dated January 20, 2000, as supplemented by the Supplemental Indenture dated June 20, 2006 and the Second Supplemental Indenture dated as of November 15, 2010 (the “Second Supplemental Indenture”) (as so supplemented, the “Indenture”); and

WHEREAS, pursuant to the Collateral Agreement referred to in the Second Supplemental Indenture, JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) was granted a lien on certain assets of the Company and its subsidiaries for the equal and ratable benefit of the Secured Parties identified therein, including the Holders; and

WHEREAS, certain of those liens are now being released, as permitted by the Second Supplemental Indenture; and

WHEREAS, pursuant to an amended and restated collateral agreement in the form attached hereto as Exhibit A (the “New Collateral Agreement”), the Company and certain of its subsidiaries (collectively the “Grantors”) will grant to the Collateral Agent, for the equal and ratable benefit of the Credit Agreement Secured Parties (as defined in the New Collateral Agreement), the Holders and the holders (the “New Holders”) of the Company’s Senior Secured Notes due 2019 and Senior Secured Notes due 2022 (the “New Securities”), a security interest (collectively, “Liens”) in certain assets of the Grantors (the “Collateral”) as security for the Borrower Credit Agreement Obligations (as defined in the New Collateral Agreement, the “Secured Loan Obligations”), the New Securities and the obligations of the Company under the Securities and the Indenture; and

WHEREAS, Section 8.1(a) of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of the Holders for, among other things, the purpose of securing the Securities; and

WHEREAS, the parties hereto desire to enter into this Supplemental Indenture in accordance with Section 8.1(a) of the Indenture; and

WHEREAS, the Company has been and is duly authorized to enter into, execute and deliver, and hereby authorizes and directs the Trustee on behalf of the Holders to execute and deliver, this Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

SECTION 1. Consent. The Company hereby consents to (x) the granting of the liens on the Collateral for the benefit of the Trustee and the Holders, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Securities on an equal and ratable basis as described in the New Collateral Agreement and, (y) the execution and delivery of the New Collateral Agreement by the Trustee.

SECTION 2. Ratification. Except as expressly supplemented by this Supplemental Indenture, the Indenture and the Securities are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Securities shall remain in full force and effect.

SECTION 3. Governance. This Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 5. Notices. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

SECTION 6. Effectiveness. This Supplemental Indenture shall be deemed to have become effective upon the date first written above.

SECTION 7. Conflict. In the event of a conflict between the terms of this Supplemental Indenture and the Indenture, this Supplemental Indenture shall control.

SECTION 8. Sufficiency. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recital contained herein, all of which recitals are made solely by the Company.

[Remainder of Page Intentionally Blank, Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first set forth above.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Cheryl K. Ramagano
	Name:	Cheryl K. Ramagano
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence Dillard
	Name:	Lawrence Dillard
	Title:	Vice President

[SUPPLEMENTAL INDENTURE SIGNATURE PAGE]

Exhibit A

Form of Amended and Restated Collateral Agreement